UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 20, 2010

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Overview

Harrah’s Entertainment, Inc. (the “Registrant” or the “Parent Guarantor”) previously announced on its Current Report on Form 8-K, dated April 16, 2010, that Harrah’s Operating Escrow LLC and Harrah’s Escrow Corporation (the “Escrow Issuers”), wholly owned subsidiaries of Harrah’s Operating Company, Inc. (the “Company”), a wholly owned subsidiary of the Registrant, completed the offering of $750,000,000 aggregate principal amount of 12.75% second-priority senior secured notes due 2018 (the “notes”). The Registrant further announced that pursuant to an escrow agreement dated as of April 16, 2010, among U.S. Bank National Association, as escrow agent and securities intermediary, U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture (as defined below) and the Escrow Issuers, the Escrow Issuers deposited the gross proceeds of the notes, together with additional amounts necessary to redeem the notes, if applicable, into a segregated escrow account until the date that certain escrow conditions were satisfied. The escrow conditions included, inter alia, the assumption by the Company of all obligations of the Escrow Issuers under the notes (the “HOC Assumption”), the expiration of the notice periods for the redemption (the “Redemptions”) of any and all of the Company’s outstanding 5.50% Senior Notes due 2010 (the “5.50% Notes”), 8.0% Senior Notes due 2011 (the 8.0% Notes”) and 8.125% Senior Subordinated Notes due 2011 (the “8.125% Notes” and, collectively with the 5.50% Notes and the 8.0% Notes, the “2010/2011 Notes”) and the application of the net proceeds from the issuance of the notes to the Redemptions.

On May 20, 2010, the escrow conditions were satisfied and the HOC Assumption and the Redemptions were consummated.

1. Supplemental Indenture and Second-Priority Senior Secured Notes due 2018

On May 20, 2010, pursuant to a supplemental indenture dated as of May 20, 2010 among the Company and the Trustee (the “Supplemental Indenture”), to an indenture, dated as of April 16, 2010, among the Escrow Issuers, the Parent Guarantor and the Trustee (the “Indenture”), the Company assumed the obligations of the Escrow Issuers under the notes and the Indenture. The notes mature on April 15, 2018.

The Indenture provides that the notes are guaranteed by the Parent Guarantor, and are secured by second-priority security interests in substantially all of the property and assets held by the Company and each wholly-owned, domestic subsidiary of the Company that is a subsidiary pledgor with respect to the senior secured credit facilities and the Company’s 11 1/4% senior secured notes due 2017, with certain exceptions.

The Company will pay interest on the notes at 12.75% per annum, semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing on October 15, 2010.

The Company may redeem the notes at its option, in whole or part, at any time prior to April 15, 2014, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. The Company may redeem the notes, in whole or in part, on or after April 15, 2014, at the redemption prices set forth in the Indenture. At any time and from time to time on or before April 15, 2013, the Company may choose to redeem in the aggregate up to 35% of the original aggregate principal amount of the notes (calculated after giving effect to the issuance of additional notes) at a redemption price equal to 112.750% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 50% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption.

The Indenture contains covenants that limit the Company’s (and most of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of its capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries;

(vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (viii) enter into certain transactions with its affiliates; and (ix) designate its subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately.

2. Joinder to Registration Rights Agreement

On May 20, 2010, in connection with the HOC Assumption, the Company and Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers (the “Representatives”) entered into a joinder (the “Joinder to the Registration Rights Agreement”) to the registration rights agreement dated as of April 16, 2010 among the Escrow Issuers, the Parent Guarantor and the Representatives, relating to, among other things, the exchange offer for the notes and the related guarantee (as described above) (the “Registration Rights Agreement”). Pursuant to the Joinder to the Registration Rights Agreement, the Company became a party to the Registration Rights Agreement and agreed to be bound by the terms thereof as if it had originally been a party thereto.

Subject to the terms of the Registration Rights Agreement, the Company and the Parent Guarantor will use their commercially reasonable efforts to register with the SEC notes having substantially identical terms as the notes as part of offers to exchange freely tradable exchange notes for notes within 365 days after the issue date of the notes (the “effectiveness target date”). The Company and the Parent Guarantor will use their commercially reasonable efforts to cause each exchange offer to be completed within 30 business days after the effectiveness target date.

If the Company and the Parent Guarantor fail to meet these targets (a “registration default”), the annual interest rate on the notes will increase by 0.25%. The annual interest rate on the notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate, which is 12.75%. If the registration default is corrected, the applicable interest rate will revert to the original level.

3. Joinder and Supplement to Intercreditor Agreement

On May 20, 2010, U.S. Bank National Association, as trustee under the Indenture (the “New Trustee”), U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank National Association, as other first priority lien obligations agent entered into a joinder (the “Joinder to the Intercreditor Agreement”) to the Intercreditor Agreement, dated as of December 24, 2008 among Bank of America, N.A., as credit agreement agent, U.S. Bank National Association, as trustee and each collateral agent for any future second lien indebtedness from time to time party thereto (the “Intercreditor Agreement”).

Pursuant to the Joinder to the Intercreditor Agreement, the New Trustee became a party to and agreed to be bound by the terms of the Intercreditor Agreement as a second priority agent, as if it had originally been party to the Intercreditor Agreement as a second priority agent. The Intercreditor Agreement governs the relative priorities of the respective security interests in the Company’s and the subsidiary pledgors’ assets securing (i) the notes, (ii) the 10.0% second-priority senior secured notes due 2015 and the 10.0% second-priority senior secured notes due 2018 issued pursuant to the indenture dated as of December 24, 2008, among the Company, Parent Guarantor and U.S. Bank National Association, as trustee, (iii) the 10.0% senior secured notes due 2018 issued pursuant to the indenture dated as of April 15, 2009, (iv) the 11.25% senior secured notes due 2017 issued pursuant to the indenture dated as of June 10, 2009 and (v) borrowings under the senior secured credit facilities and certain other matters relating to the administration of security interests.

4. Additional Secured Party Consent to the Collateral Agreement

On May 20, 2010, U.S. Bank National Association entered into an additional secured party consent to the Collateral Agreement (the “Additional Secured Party Consent”), as authorized representative (the “Authorized Representative”), for persons who shall become secured parties (the “New Secured Parties”) under the collateral agreement dated as of December 24, 2008 (the “Collateral Agreement”) among the Company, each subsidiary of the Company identified therein as a party and U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

Pursuant to the Additional Secured Party Consent, the notes will be secured on a second-priority basis by substantially all of the assets of the Company and the assets of the subsidiary pledgors, and the Authorized Representative was authorized to become a party to the Collateral Agreement on behalf of the New Secured Parties under the Indenture and to act as the Authorized Representative for the New Secured Parties.

The foregoing summary is qualified in its entirety by reference to the Supplemental Indenture, the Joinder to the Registration Rights Agreement, the Joinder to the Intercreditor Agreement and the Additional Secured Party Consent, attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously announced, on April 16, 2010, the Company delivered notices of redemption (each, a “Redemption Notice, and collectively, the “Redemption Notices”) to the holders of the Company’s 2010/2011 Notes.

On May 20, 2010 (the “Redemption Date”), the Company redeemed the 2010/2011 Notes pursuant to the terms of the indentures relating to the 2010/2011 Notes for an aggregate cash payment, including a make-whole premium and accrued unpaid interest, of $18,901,217.54 for the approximately $17.6 million of 8.125% Notes outstanding, $196,809,140.01 for the approximately $191.6 million of 5.50% Notes outstanding and $14,197,732.92 for the approximately $13.2 million of 8.0% Notes outstanding.

As a result of the Redemptions, each of (i) the indenture relating to the 5.50% Notes dated as of June 25, 2004, between the Company, the Registrant and U.S. Bank National Association, as trustee, (ii) the indenture relating to the 8.0% Notes dated as of January 29, 2001 between the Company, the Registrant and The Bank of New York Mellon Trust Company, N.A., as trustee and (iii) the indenture relating to the 8.125% Notes dated as of May 14, 2001 by and among the Registrant, the Company (as successor to Caesars Entertainment, Inc., f/k/a Park Place Entertainment Corporation) and Wells Fargo Bank Minnesota, National Association, as trustee was satisfied and discharged as of the Redemption Date in accordance with its terms.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of May 20, 2010, by and among Harrah’s Operating Company, Inc. and U.S. Bank National Association, as trustee.

4.2	Joinder to Registration Rights Agreement, dated as of May 20, 2010, by and among Harrah’s Operating Company, Inc. and Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers.

10.1	Joinder and Supplement to the Intercreditor Agreement, dated as of May 20, 2010, by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank National Association, as other first priority lien obligations agent.

10.2	Additional Secured Party Consent, dated as of May 20, 2010, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Collateral Agreement dated as of December 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: May 24, 2010	By:	/S/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of May 20, 2010, by and among Harrah’s Operating Company, Inc. and U.S. Bank National Association, as trustee.

4.2	Joinder to Registration Rights Agreement, dated as of May 20, 2010, by and among Harrah’s Operating Company, Inc. and Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers.

10.1	Joinder and Supplement to the Intercreditor Agreement, dated as of May 20, 2010, by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank National Association, as other first priority lien obligations agent.

10.2	Additional Secured Party Consent, dated as of May 20, 2010, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Collateral Agreement dated as of December 24, 2008.